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                                                                   EXHIBIT 10.11


                            NONCOMPETITION AGREEMENT

                                     BETWEEN

                             BOYKIN LODGING COMPANY

                                       AND

                               THE BOYKIN PARTIES



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                            NONCOMPETITION AGREEMENT
                            ------------------------

                  THIS NONCOMPETITION AGREEMENT (the "Agreement") is entered into as of ____________________, 1996, between Boykin Lodging Company, an Ohio corporation (the "Company"), and each of the parties listed on Annex A attached hereto (each, a "Boykin Party," and collectively, the "Boykin Parties").


                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company was formed to own, develop, acquire and manage hotel properties;

                  WHEREAS, certain Boykin Parties are selling their hotel properties to the Company;

                  WHEREAS, it is a condition to the Company's obligation to consummate the purchase of those hotel properties that the Boykin Parties enter into this Agreement;

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  1. COVENANT NOT TO COMPETE.

                 (a) Each Boykin Party agrees not to directly or indirectly own, manage, develop or control, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of owning, managing, developing or controlling hotel properties, except in accordance with Section 3, below, and except that (i) any Boykin Party may
(A) own not more than one percent (1%) of any class of publicly traded securities of any entity, and own interests in the Company and in Boykin Hotel Properties, L.P. (the "Partnership"), subject only to any restriction imposed by any agreement or instrument other than this Agreement, and (B) have such an interest in, or participation, employment, engagement, affiliation, association or relationship with, any entity that manages hotel properties, so long as that entity is not engaged in the business of acquiring, owning or developing hotel properties; and (ii)


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William J. Boykin may own and develop a Hampton Inn on real property currently owned by him in Miami, Florida.

                 (b) The restrictions on the Boykin Parties set forth in
Section 1(a) will terminate as follows: (i) with respect to Boykin Management Company Limited Liability Company ("BMCL") and its Affiliates (as defined in
Section 4), on the later of: (A) the second anniversary of the first day on which Robert W. Boykin is neither a director nor an officer of the Company and
(B) the first day on which no entity identified in this clause (i) is a lessee of any hotel owned by the Partnership, and (ii) with respect to each Boykin Party other than those identified in clause (i) of this subsection, on the second anniversary of the first day on which Robert W. Boykin is neither a director nor an officer of the Company.

                  2. NONDISCLOSURE. No Boykin Party may, during the term of this Agreement or at any time thereafter, directly or indirectly disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations or properties or otherwise relating to its particular business or other trade secrets of the Company, it being acknowledged by each Boykin Party that all such information regarding the business of the Company compiled or obtained by or furnished to it while it shall have been affiliated or associated with the Company is confidential information and the Company's exclusive property; but the foregoing restrictions do not apply to any such information that: (A) is clearly obtainable in the public domain, (B) becomes obtainable in the public domain, except by reason of the breach by any Boykin Party of the terms hereof, (C) was not acquired by any Boykin Party in connection with its affiliation with the Company, (D) was not acquired by any Boykin Party from the Company or its representatives, (E) is required to be disclosed by rule of law or by order of a court or governmental body or agency, or (F) is being used for purposes of BMCL's performance of its obligations under any lease between BMCL and the Partnership.

                  3. HOTEL OPPORTUNITIES. From the date of this Agreement until
(i) with respect to each Boykin Party identified in clause (i) of Section 1(b), above, the later of (A) the first day on which Robert W. Boykin is neither a director nor an officer of the Company and (B) the first day on which no entity identified in that clause (i) is a lessee of any hotel owned by the Partnership, and (ii) with respect to each Boykin Party other than those identified in clause
(i) of Section 1(b), above, the first day on which Robert W. Boykin is neither a director nor an officer of the Company, that Boykin Party shall provide a notice disclosing and presenting to the Company any information it acquires in connection with any opportunity for hotel acquisition, development or ownership, and shall not pursue that

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opportunity for its own benefit, except that William J. Boykin may pursue any such opportunity for his own benefit if (x) the Company gives notice to William J. Boykin of the Company's intent not to pursue that opportunity or (y) the Company fails to give notice to William J. Boykin of the Company's intentions with respect to that opportunity within 45 days after the date on which the Company received notice of that opportunity.

                  4. AFFILIATE OBLIGATIONS. Each Boykin Party who is an individual shall cause any person related to him by marriage or lineal descent, and each other Boykin Party shall cause any entity controlling, controlled by or under common control with it (each such person or entity, an "Affiliate"), to comply with the provisions of this Agreement that apply to that Boykin Party with the same force and effect as if that Affiliate were that Boykin Party and a signatory to this Agreement.

                  5. INJUNCTIVE RELIEF. Each Boykin Party agrees and understands that the remedy at law for any breach by that party of Section 1 or 2 hereof will be inadequate and that the damages flowing from that breach would not be readily susceptible to being measured in monetary terms. Accordingly, each Boykin Party acknowledges that, upon adequate proof of its violation of any provision of Section 1 or 2 hereof, the Company shall be entitled to immediate injunctive relief and may obtain an order restraining any threatened or further breach. Nothing in this Section 4 limits the Company's remedies at law or in equity for any breach by any Boykin Party of any of the provisions of Section 1 or 2 that may be pursued by the Company.

                  6. ACKNOWLEDGMENT. Each Boykin Party has carefully considered the nature and extent of the restrictions upon it and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledges and agrees that the restrictions are reasonable in duration and scope, are designed to eliminate competition which otherwise would be unfair to the Company, are fully required to protect the legitimate interests of the Company and do not confer a benefit on the Company disproportionate to the detriment to that Boykin Party.

                  7. SEVERABILITY. The provisions of this Agreement are severable and if any provision is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision, to the extent enforceable in any jurisdiction, nevertheless shall be binding and enforceable.

                  8. BINDING EFFECT. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations of each Boykin Party under this Noncompete Agreement shall inure to the benefit of, and shall be binding on, such Boykin Party and its successors, heirs, personal representatives and assigns. No party to this Agreement may

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assign this Agreement or any of its rights or obligations under it without the prior written consent of the other parties.

                  9. NOTICES. Any notice to be given under this Agreement shall be in writing, and if directed to the Company, shall be addressed to its principal place of business, Attention: General Counsel and Independent Directors, and if directed to a Boykin Party, shall be addressed to the address set forth on Annex A, or to such other address or addresses as either the Company or a Boykin Party, as applicable, may hereafter designate in a notice sent in accordance with this Section 9.

                  10. WAIVER. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of that provision as to any future violation thereof, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any remedy shall not constitute a waiver of that party's right to assert all other legal remedies available to it under the circumstances.

                  11. AMENDMENTS. This Agreement supersedes all prior agreements and understandings between the parties concerning the subject matter of this Agreement and may not be modified or terminated orally. No modification, termination or waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

                  12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

                  13. PRONOUNS; GENDER. Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.


BOYKIN LODGING COMPANY

By:___________________________
Title:________________________


BOYKIN ENTERPRISES, LTD.                PURCHASING CONCEPTS, INC.

By:___________________________          By:___________________________
Title:________________________          Title:________________________


BOYKIN MANAGEMENT COMPANY               PILGRIM HOTEL CORP.

By:___________________________          By:___________________________
Title:________________________          Title:________________________

BOYKIN MANAGEMENT COMPANY OF            THE BOYKIN COMPANY
ILLINOIS, INC.

By:___________________________          By:___________________________
Title:________________________          Title:________________________

BOYKIN MANAGEMENT COMPANY               THE BOYKIN GROUP, INC.
LIMITED LIABILITY COMPANY

By:___________________________          By:___________________________
Title:________________________          Title:________________________

BOPA DESIGN COMPANY D/B/A
SPECTRUM SERVICES

By:___________________________          ______________________________
Title:________________________          John E. Boykin

BOYKIN PACIFIC MANAGEMENT
COMPANY, INC.

By:___________________________          ______________________________
Title:________________________          William J. Boykin


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                                     ANNEX A
                                     -------

                                 Boykin Parties
                                 --------------


            NAME                             ADDRESS (for each Boykin Party)
            ----                             -------------------------------

Boykin Enterprises, Ltd.                     c/o ________________
Boykin Management Company                    Terminal Tower, Suite 1500
Boykin Management Company of                 Cleveland, Ohio 44113-2258
    Illinois, Inc.
Boykin Management Company Limited Liability Company
BOPA Design Company d/b/a Spectrum Services
Boykin Pacific Management Company, Inc.
Purchasing Concepts, Inc.
Pilgrim Hotel Corp.
The Boykin Company
The Boykin Group, Inc.
John E. Boykin
William J. Boykin